Exhibit 10.2

AMENDMENT TO SURVIVOR INCOME AGREEMENT AND SPLIT DOLLAR ADDENDUM TO SURVIVOR INCOME AGREEMENT

This Amendment to Survivor Income Agreement and Split Dollar Addendum to Survivor Income Agreement is entered into this 30th day of April, 2007 by COMMUNITYBANKS, successor in interest to Community Banks, N.A. (“Company”), and ROBERT W. LAWLEY (“Executive”).

BACKGROUND:

A. On June 1, 1994, Company and Executive entered into the Community Banks, N.A. Survivor Income Agreement (“Agreement”), which incorporated and was supplemented by a Split Dollar Addendum to Community Banks, N.A. Survivor Income Agreement (“Addendum”).

B. The parties wish to make certain amendments to the Agreement and Addendum, in order to make those documents consistent with substantially similar agreements between Company and other executive officers of Company.

NOW THEREFORE, in exchange for valuable consideration and intending to be legally bound, the parties hereby agree as follows:

1.  Modification of Article 1 of Agreement. Article 1 of the Agreement is hereby modified to include the following additional Section 1.4:

1.4 Change of Control. Notwithstanding any other provision of this Agreement, in the event of a Change of Control (as defined below), the Company or its successor shall maintain in full force and effect this Agreement and the related life insurance policy that is in existence on the date the Change of Control occurs and, in no event shall the Company or its successor terminate or otherwise abrogate the Executive’s interest in the life insurance policy; provided, however, that at all times the life insurance policy shall be subject to the claims of the Company’s creditors.

Change of Control shall mean:

(a) A reorganization, merger, consolidation or sale of substantially all of the assets of Community Banks, Inc., the Company’s sole shareholder (“Community”), or a similar transaction in which Community is not the resulting entity; or

(b) Individuals who constitute the Incumbent Board (as herein defined) of Community cease for any reason to constitute a majority of the Board of Directors. For these purposes, “Incumbent Board” shall mean the members of the Board of Directors of Community on the effective date hereof. Any person becoming a member of the Board of Directors subsequent to such effective date, whose election was approved by a vote of at least three-quarters (3/4) of the members of the Board of Directors comprising the Incumbent Board, or whose nomination for election by members or shareholders was approved by the same nominating committee serving under the Incumbent Board, shall be considered as though he or she were a member of the Incumbent Board.

2.  Modification of Article 5 of the Agreement. Article 5 of the Agreement is hereby modified to provide, in its entirety, as follows:

If the Executive voluntarily terminates employment after attaining the age of sixty-five (65) and completes ten (10) years of service, or terminates employment subsequent to a change of control (as defined herein), unless the Executive elects otherwise by written notice to the Company, the Split Dollar Insurance Agreement attached as the Addendum to this Agreement shall automatically take effect as of the Executive’s termination of employment. The Company shall take all actions necessary to implement the Split Dollar Insurance Agreement.

3.  Modification of Article 6 of the Agreement. Article 6 of the Agreement is hereby modified to provide, in its entirety, as follows:

Except as provided in Section 1.4 of this Agreement, the Company may amend or terminate this Agreement at any time prior to the Executive’s death by written notice to the Executive.

4.  Other. Except as specifically modified herein, the terms and conditions of the Agreement and Addendum remain in full force and effect. This Amendment is hereby appended to and made a part of the Agreement and Addendum.

IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Company have executed this Amendment as of the date first written above.

CommunityBanks By: /s/ Eddie L. Dunklebarger Eddie L. Dunklebarger, President and CEO	WITNESS:

EXECUTIVE: /s/ Robert W. Lawley Robert W. Lawley	WITNESS:

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